UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

November 30, 2016

Central Pacific Financial Corp.

(Exact name of registrant as specified in its charter)

Hawaii	001-31567	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 South King Street, Honolulu, Hawaii (Address of principal executive offices)	96813 (Zip Code)

(808) 544-0500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective as of November 30, 2016, Mr. Lance Mizumoto provided notice of resignation from his executive positions as Vice-Chair and Chief Operating Officer with Central Pacific Financial Corp. (“CPF”) and its subsidiary Central Pacific Bank (“CPB” and with “CPF”, the “Company”).  In addition, Mr. Mizumoto’s resignation includes resignation from his position as a member of the Board of Directors of CPF and CPB, also effective November 30, 2016.

Mr. Denis Isono, age 65, who currently serves as Executive Vice President, Corporate Services of CPF and CPB, and who previously served in various executive capacities with CPF and CPB, including Chief Operations Officer and Chief Financial Officer, over the last 14 years, will on an interim basis oversee those areas previously overseen by Mr. Mizumoto.  Mr. Isono’s salary will continue to be $215,000 annually and he will continue to be entitled to participate in the Company’s benefit plans.  CPB makes loans to directors and executive officers, their immediate family members, and companies in which they have an interest, in the ordinary course of its business as a bank, including loans to Mr. Isono and his related interests. These loans have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to CPB and do not involve more than the normal risk of collectibility or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date: December 5, 2016	By:	/s/ Glenn K. C. Ching
Glenn K.C. Ching
Executive Vice President, Chief Legal Officer and
Corporate Secretary